EXHIBIT 99.1

Columbia Property Trust Reports Fourth Quarter 2016 Results
ATLANTA (February 9, 2017) -- Columbia Property Trust, Inc. (NYSE: CXP) reported financial results today for the fourth quarter and year ended December 31, 2016.
Highlights:

•
For the fourth quarter of 2016, net income per diluted share was $0.22 and Normalized Funds from Operations (FFO)(1) per diluted share was $0.37. Cash flows from operations were $43.4 million and Adjusted Funds from Operations (AFFO)(1) was $(43.0) million, due to previously disclosed maintenance capital costs incurred in the quarter.

•	In the fourth quarter of 2016, the Company continued its non-core disposition program, exiting the Dallas, Denver, and Phoenix markets, resulting in total dispositions of $660.5 million in 2016.

•	In January 2017, the Company exited the Houston and Cleveland markets, resulting in total dispositions of $539.5 million.

•
The Board of Directors revised the Company's dividend policy, effective in the first quarter of 2017, and declared a regular quarterly cash dividend of $0.20 per share, or $0.80 per share on an annualized basis.

•	The Company issued guidance that reflects an expected increase in net income, FFO and AFFO beginning in the second half of 2017 and continuing into 2018.
"With $1.2 billion of dispositions completed over the last 12 months, we have successfully concluded our ambitious program of planned dispositions, which was necessary to achieve our desired transformation. Our portfolio is now concentrated in our desired high-barrier markets," noted Nelson Mills, president and chief executive officer of Columbia Property Trust.

Mr. Mills added, "The benefits of our strategy are coming to fruition, and the Company is well-positioned for sustainable, long-term growth and value creation. The strength of our portfolio - reflected in positive leasing spreads, strong occupancy and leasing momentum - positions Columbia Property Trust for cash flow growth. We will continue to take a disciplined approach to seeking new investments to leverage our scale and competitive edge in our core markets."
Portfolio Highlights:
During the fourth quarter, we entered into leases for an aggregate of 261,000 rentable square feet. Our fourth quarter leasing activity included 228,000 square feet of new leases, with an average lease term of approximately 12 years, and 33,000 square feet of renewal leases, with an average lease term of approximately five years.
As of December 31, 2016, our portfolio of 21 office properties was 90.6% leased and 89.2% occupied compared with 93.2% leased and 91.6% occupied as of December 31, 2015, and 90.7% leased and 86.7% occupied as of September 30, 2016.
For leases executed during the quarter, we experienced a 17.0% increase in rental rates based on GAAP rents and a 4.5% increase in rental rates based on cash rents.

(1) Non-GAAP financial measure. See Definitions and reconciliation between GAAP and non-GAAP financial measures or additional information, including the specific reasons why we provide these non-GAAP financial measures.

Disposition Activity:
Prior to year end 2016, we completed the dispositions of: 9127 South Jamaica Street in Denver, Colorado for gross proceeds of $19.5 million; Sterling Commerce in Dallas, Texas for gross proceeds of $51.0 million; and SanTan Corporate Center in Phoenix, Arizona for gross proceeds of $58.5 million, bringing total disposition proceeds to $660.5 million for 2016. These sales resulted in the complete exit of all three markets.
In January 2017, we exited Houston with the sale of 5 Houston Center, Energy Center I and 515 Post Oak, for $272.0 million; and exited Cleveland with the sale of Key Center Tower and Key Center Marriott in Cleveland for $267.5 million.
Financial Results:
Net income was $27.4 million, or $0.22 per diluted share, for the fourth quarter of 2016, compared with $10.2 million, or $0.08 per diluted share, in the prior-year period. For the full year 2016, net income was $84.3 million, or $0.68 per diluted share, compared with $44.6 million, or $0.36 per diluted share, in prior year.
Normalized FFO(1) was $45.2 million, or $0.37 per diluted share, for the fourth quarter of 2016, compared with $59.2 million, or $0.48 per diluted share, in the prior-year period. For the full year 2016, Normalized FFO was $205.0 million, or $1.66 per diluted share, compared with $248.9 million, or $1.99 per diluted share, in the prior year.
Cash flows from operations were $43.4 million for the fourth quarter of 2016, compared with $48.1 million in the prior-year period. For the full year 2016, cash flows from operations were $193.1 million, compared with $223.1 million for 2015. For the full year 2016, AFFO(1) was negative $43.0 million for the fourth quarter of 2016, compared with $33.8 million in the prior-year period. AFFO(1) was $74.7 million for 2016, compared with $169.5 million in the prior year. The decrease in 2016 was primarily due to maintenance capital expenditures related to our recently signed lease with NYU Medical at our 222 East 42st Street Building.
For the fourth quarter of 2016, NOI decreased 19.9% based on GAAP rents and 22.7% based on cash rents compared with the prior-year period, primarily due to dispositions in 2016. Same store NOI(1) for the fourth quarter of 2016 decreased 6.3% based on GAAP rents and 9.3% based on cash rents, primarily due to decreased occupancy at our existing properties and new leases in free rent periods.
For the full year 2016, NOI decreased 14.0% based on GAAP rents and 15.1% based on cash rents compared with the prior year, primarily due to dispositions. Same store NOI(1) for 2016 decreased 0.9% based on GAAP rents and 0.2% based on cash rents.
Distributions:
For the fourth quarter of 2016, we paid a dividend of $0.30 per share, or an annualized rate of $1.20 per share. The dividend was paid on January 5, 2017, to stockholders of record as of December 1, 2016.
In a separate release issued today, Columbia announced that its Board of Directors has revised the Company’s dividend policy and declared a regular quarterly cash dividend of $0.20 per share, or $0.80 per share on an annualized basis, for the first quarter of 2017.
Share Repurchases:
During 2016 we continued to execute on our $200 million share repurchase program. In the fourth quarter of 2016 we repurchased 1.3 million shares for $27.8 million, or a weighted average price of $21.46 per share. Since the inception of the program in September 2015, we have acquired 3.1 million shares for a total of $69.1 million.

(1) Non-GAAP financial measure. See Definitions and reconciliation between GAAP and non-GAAP financial measures or additional information, including the specific reasons why we provide these non-GAAP financial measures.

Guidance for 2017:
For the year ending December 31, 2017, the Company expects to report Normalized FFO in a range of $1.15 to $1.22 per diluted share, and Net Income in the range of $0.18 to $0.25 per diluted share.
A reconciliation of projected Net Income Available to Common Stockholders per diluted share to projected FFO and Normalized FFO per diluted share is provided as follows:

	Full Year
	2017 Range
	Low	High
Net income	$0.18	$0.25
Add: Real estate depreciation & amortization	0.97	0.97
FFO	1.15	1.22
Adjustments	—	—
Normalized FFO	$1.15	$1.22
Our guidance for 2017 is based on the following assumptions for our portfolio:

•	Leased percentage at year end 2017 of 93% to 95%

•	GAAP straight-line rental income of $35 million to $40 million

•	G&A of $35 million to $37 million

•
$539.5 million of properties were sold in January 2017. Assumes no further dispositions except for the transfer of the 263 Shuman Boulevard property to the lender in settlement of the $49.0 million mortgage note.

•	Acquisitions of $500 million

•	Weighted average diluted share count of 123.2 million (excludes impact of share repurchases after February 9, 2017)
Jim Fleming, Executive Vice President and Chief Financial Officer, added, "The company is well positioned with a strong and healthy balance sheet and greater scale in our high-barrier markets. Our guidance for 2017 reflects our plan to deploy the proceeds from recent dispositions into new opportunities in our core markets, and to reduce our secured debt, while continuing to realize the benefits of sustained leasing volumes and positive re-leasing spreads over the past several quarters. As we move forward, we expect these elements to come together and result in increasing cash flows and same-store NOI growth."
These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. This annual guidance includes the continued enhancement of the portfolio based on the above assumptions. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and a GAAP basis due to the timing of acquisitions and dispositions, lease commencements and expirations, the timing of repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this release.

Investor Conference Call and Webcast:
We will host a conference call and live audio webcast, both open for the general public to hear, on Thursday, February 9, 2017, at 5:00 p.m. ET to discuss quarterly financial results, business highlights, and 2017 guidance. The number to call for this interactive teleconference is (412) 542-4180. A replay of the conference call will be available through February 16, 2017, by dialing (877) 344-7529 and entering the confirmation number, 10099132.
The live audio webcast of the Company's quarterly conference call will be available online in the Investor Relations section of the Company's website at www.columbia.reit. The online replay will be available shortly after the call and archived for approximately twelve months following the call.

About Columbia Property Trust
Columbia Property Trust (NYSE: CXP) owns and operates Class-A office buildings primarily in high-barrier-to-entry, primary markets. Our portfolio includes 16 office properties containing eight million square feet, concentrated in New York, San Francisco, Atlanta, and Washington, D.C. Columbia carries an investment-grade rating from both Moody’s and Standard & Poor’s. For more information, please visit www.columbia.reit.

Definitions:
Funds From Operations ("FFO") - FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), represents net income (computed in accordance with GAAP), plus depreciation of real estate assets and amortization of lease-related costs, excluding gains (losses) on sales of real estate and impairment losses on real estate assets. The Company computes FFO in accordance with NAREIT's definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies and this may not be comparable to those presentations. We consider FFO an appropriate supplemental performance measure given its wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assume that the value of real estate diminishes predictably over time.

Normalized FFO -We calculate Normalized FFO by starting with FFO, as defined by NAREIT, and adjusting for certain items that are not reflective of our core operations, including: (i) real estate acquisition-related costs, (ii) listing costs, (iii) loss on interest rate swaps and (iv) loss on early extinguishment of debt. Such items create significant earnings volatility. We believe Normalized FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Normalized FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Normalized FFO.
Adjusted Funds from Operations - AFFO is calculated by adjusting Cash Flow from Operations to exclude (i) changes in assets and liabilities resulting from timing differences (ii) additional amortization of lease assets (liabilities), (iii) straight-line rental income, (iv) gain (loss) on interest rate swaps, (v) recurring capital expenditures, and adding back (vi) stock based compensation expense and (vii) non-cash interest expense. Because AFFO adjusts for income and expenses that we believe are not reflective of our core operations, we believe AFFO provides useful supplemental information. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net cash flows from operating activities or net income.
EBITDA - EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is a reasonable measure of our liquidity. EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.
Adjusted EBITDA - Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, real estate acquisition-related costs, discontinued operations adjustments, or other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe adjusted EBITDA is a reasonable measure of our liquidity. Adjusted EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
Net Operating Income (based on cash rents) - NOI - cash rents is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) non-cash property operations, (v) straight-line rental income, and (vi) net effect of above/(below) market amortization. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. NOI - cash rents is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
Net Operating Income (based on GAAP Rents) - NOI - GAAP rents is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, and (iii) interest expense associated with interest rates swaps. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. NOI - GAAP rents is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
Same Store Net Operating Income ("Same Store NOI") - Same Store NOI is calculated as the NOI attributable to the properties continuously owned and operating for the entirety of the reporting periods presented. We believe Same Store NOI is an important measure of comparison of our stabilized properties’ operating performance. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.
Forward-Looking Statements:
Certain statements contained in this press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, guidance, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2016 and subsequently filed periodic reports for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.
Management's Quotes:
Quotes attributed to management within this document reflect management's beliefs at the time of release.

Media Contact:	Investor Relations:
Bud Perrone	Matt Stover
T 212 843 8068	T 404-465-2227
E bperrone@rubenstein.com	E IR@columbiapropertytrust.com

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per-share amounts)

	December 31,
	2016	2015
Assets:
Real estate assets, at cost:
Land	$751,351	$896,467
Buildings and improvements, less accumulated depreciation of $435,457 and $613,639, as of December 31, 2016 and 2015, respectively	2,121,150	2,897,431
Intangible lease assets, less accumulated amortization of $112,777 and $250,085, as of December 31, 2016 and 2015, respectively	193,311	259,136
Construction in progress	36,188	31,847
Real estate assets held for sale, less accumulated depreciation and amortization of $180,791 as of December 31, 2016	412,506	—
Total real estate assets	3,514,506	4,084,881
Investment in unconsolidated joint venture	127,346	118,695
Cash and cash equivalents	216,085	32,645
Tenant receivables, net of allowance for doubtful accounts of $31 and $8, as of December 31, 2016 and 2015, respectively	7,163	11,670
Straight-line rent receivable	64,811	109,062
Prepaid expenses and other assets	24,275	35,848
Intangible lease origination costs, less accumulated amortization of $74,578 and $181,482, as of December 31, 2016 and 2015, respectively	54,279	77,190
Deferred lease costs, less accumulated amortization of $22,753 and $40,817, as of December 31, 2016 and 2015, respectively	125,799	88,127
Investment in development authority bonds	120,000	120,000
Other assets held for sale, less accumulated amortization of $34,152 as of December 31, 2016	45,529	—
Total assets	$4,299,793	$4,678,118
Liabilities:
Line of credit and notes payable, net of deferred financing costs of $3,136 and $4,492, as of December 31, 2016 and 2015, respectively	$721,466	$1,130,571
Bonds payable, net of discount of $1,664 and $1,020 and deferred financing costs of $5,364 and $3,721, as of December 31, 2016 and 2015, respectively	692,972	595,259
Accounts payable, accrued expenses, and accrued capital expenditures	131,028	98,759
Dividends payable	36,727	37,354
Deferred income	19,694	24,814
Intangible lease liabilities, less accumulated amortization of $44,564 and $81,496, as of December 31, 2016 and 2015, respectively	33,375	57,167
Obligations under capital leases	120,000	120,000
Liabilities held for sale, less accumulated amortization of $1,239 as of December 31, 2016	41,763	—
Total liabilities	1,797,025	2,063,924
Commitments and Contingencies	—	—
Equity:
Common stock, $0.01 par value, 225,000,000 shares authorized, 122,184,193 and 124,363,073 shares issued and outstanding as of December 31, 2016 and 2015, respectively	1,221	1,243
Additional paid-in capital	4,538,912	4,588,303
Cumulative distributions in excess of earnings	(2,036,482)	(1,972,916)
Accumulated other comprehensive loss	(883)	(2,436)
Total equity	2,502,768	2,614,194
Total liabilities and equity	$4,299,793	$4,678,118

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Revenues:
Rental income	$85,472	$103,312	$366,186	$436,048
Tenant reimbursements	14,219	22,260	69,770	99,655
Hotel income	5,177	5,411	22,661	24,309
Other property income	900	1,696	14,926	6,053
	105,768	132,679	473,543	566,065
Expenses:
Property operating costs	34,289	43,703	154,968	188,078
Hotel operating costs	4,371	4,546	18,686	19,615
Asset and property management fees	357	444	1,415	1,816
Depreciation	24,026	31,229	108,543	131,490
Amortization	13,873	19,895	56,775	87,128
General and administrative	8,158	7,762	33,876	29,683
Acquisition expenses	—	—	—	3,675
	85,074	107,579	374,263	461,485
Real estate operating income	20,694	25,100	99,280	104,580
Other income (expense):
Interest expense	(15,194)	(19,035)	(67,609)	(85,296)
Interest and other income	1,836	1,806	7,288	7,254
Loss on interest rate swaps	—	—	—	(1,110)
Loss on the early extinguishment of debt	—	—	(18,997)	(3,149)
	(13,358)	(17,229)	(79,318)	(82,301)
Income before income tax, unconsolidated joint ventures, and gains on sales of real estate assets	7,336	7,871	19,962	22,279
Income tax expense	(58)	(238)	(445)	(378)
Loss from unconsolidated joint venture	(2,120)	(1,142)	(7,561)	(1,142)
Income before gains of sales of real estate assets	5,158	6,491	11,956	20,759
Gains on sales of real estate assets	22,242	3,678	72,325	23,860
Net income	$27,400	$10,169	$84,281	$44,619
Per-share information – basic:
Net income	$0.22	$0.08	$0.68	$0.36
Weighted-average common shares outstanding – basic	122,709	124,343	123,130	124,757
Per-share information – diluted:
Net income	$0.22	$0.08	$0.68	$0.36
Weighted-average common shares outstanding – diluted	122,855	124,466	123,228	124,847
Dividends per share	$0.30	$0.30	$1.20	$1.20

COLUMBIA PROPERTY TRUST, INC.
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS
(in thousands, except per-share amounts, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Reconciliation of Net Income to Funds From Operations and Normalized Funds From Operations:
Net income	$27,400	$10,169	$84,281	$44,619
Adjustments:
Depreciation of real estate assets	24,026	31,229	108,543	131,490
Amortization of lease-related costs	13,873	19,895	56,775	87,128
Depreciation and amortization included in loss from unconsolidated joint venture	2,106	1,606	8,776	1,606
Gain on sale of real estate assets	(22,242)	(3,678)	(72,325)	(23,860)
FFO	45,163	59,221	186,050	240,983
Real estate acquisition-related costs	—	—	—	3,675
Settlement of interest rate swap	—	—	—	1,102
Loss on early extinguishment of debt	—	—	18,997	3,149
Normalized FFO	45,163	59,221	205,047	248,909
Per-share information - basic
FFO per share	$0.37	$0.48	$1.51	$1.93
Normalized FFO per share	$0.37	$0.48	$1.67	$2.00
Weighted-average shares outstanding - basic	122,709	124,343	123,130	124,757
Per-share information - diluted
FFO per share	$0.37	$0.48	$1.51	$1.93
Normalized FFO per share	$0.37	$0.48	$1.66	$1.99
Weighted-average shares outstanding - diluted	122,855	124,466	123,228	124,847

COLUMBIA PROPERTY TRUST, INC.
ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per-share amounts, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Reconciliation of Cash Flows from Operations to Adjusted Funds From Operations:
Cash flows from operating activities	$43,387	$48,101	$193,091	$223,080
Adjustments:
Straight-line lease terminations income	257	467	2,367	(949)
Adjustments included in loss from unconsolidated joint ventures	(968)	320	(1,248)	320
Net changes in operating assets and liabilities	(3,397)	5,369	(7,270)	1,179
Acquisition costs	—	—	—	3,675
Maintenance capital(1)(2)	(82,311)	(20,505)	(112,194)	(57,797)
Adjusted FFO	$(43,032)	$33,752	$74,746	$169,508

(1)
Maintenance capital is defined as Capital expenditures incurred to maintain the building structure and functionality, and to lease space at our properties in their current condition.  Maintenance capital excludes capital for recent acquisitions and first generation leasing.

(2)	Reflects 51% of the capital expenditures of the Market Square Joint Venture, in which Columbia Property Trust owns a 51% interest.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME (BASED ON GAAP RENTS)
(in thousands, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Reconciliation of Net Income to Net Operating Income (based on GAAP rents) and Same Store NOI (based on GAAP Rents):
Net income	$27,400	$10,169	$84,281	$44,619
Net interest expense	15,158	19,030	67,538	85,265
Interest income from development authority bonds	(1,800)	(1,800)	(7,200)	(7,200)
Income tax expense	58	238	445	378
Depreciation	24,026	31,229	108,543	131,490
Amortization	13,873	19,895	56,775	87,128
Adjustments included in loss from unconsolidated joint venture	4,216	3,079	17,213	3,079
EBITDA	$82,931	$81,840	$327,595	$344,759
Real estate acquisition costs	—	—	—	3,675
Settlement of interest rate swaps	—	—	—	1,102
Loss on early extinguishment of debt	—	—	18,997	3,149
Gain on sale of real estate assets	(22,242)	(3,678)	(72,325)	(23,860)
Adjusted EBITDA	$60,689	$78,162	$274,267	$328,825
General and administrative	8,158	7,762	33,876	29,683
Interest rate swap valuation adjustment	—	—	—	(2,634)
Interest expense associated with interest rate swaps	—	—	—	2,642
Adjustments included in loss from unconsolidated joint venture	8	55	80	55
Net Operating Income (based on GAAP rents) - consolidated	$68,855	$85,979	$308,223	$358,571
Same Store NOI (based on GAAP rents) - 51% of Market Square Buildings(1)	(2,104)	(2,908)	(9,732)	(14,021)
Net Operating Income from:
Acquisitions(2)	(11,907)	(11,759)	(46,145)	(31,189)
Dispositions(3)	(1,224)	(14,088)	(27,319)	(86,376)
Same Store NOI (based on GAAP rents) - wholly-owned properties(4)	$53,620	$57,224	$225,027	$226,985

(1)
Reflects NOI for 51% of the Market Square Buildings for all periods presented. On October 28, 2015, we transferred the Market Square Buildings and the $325.0 million mortgage note to a joint venture, and sold a 49% interest in the joint venture. Beginning on October 28, 2015, upon entering the joint venture, our interest in NOI from the Market Square Buildings is included in loss from unconsolidated joint venture on our income statement.

(2)	Reflects activity for the following properties acquired since January 1, 2015: 229 West 43rd Street, 116 Huntington Avenue, and 315 Park Avenue South.

(3)
Reflects activity for the following properties sold since January 1, 2015: SanTan Corporate Center, Sterling Commerce, 80 Park Plaza, 9127, 9189, 9191 & 9193 South Jamaica Street, 800 North Frederick,100 East Pratt, 1881 Campus Commons, 49% of the Market Square Buildings, 170 Park Avenue, 180 Park Avenue, 1580 West Nursery Road, Acxiom, Highland Landmark III, The Corridors III, 215 Diehl Road, 544 Lakeview, Bannockburn Lake III, 550 King Street, and Robbins Road.

(4)	Reflects NOI from properties that were wholly-owned for the entirety of the periods presented.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME (BASED ON CASH RENTS)
(in thousands, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Reconciliation of Net Income to Net Operating Income (based on cash rents) and Same Store NOI (based on cash rents):
Net income	$27,400	$10,169	$84,281	$44,619
Net interest expense	15,158	19,030	67,538	85,265
Interest income from development authority bonds	(1,800)	(1,800)	(7,200)	(7,200)
Income tax expense	58	238	445	378
Depreciation	24,026	31,229	108,543	131,490
Amortization	13,873	19,895	56,775	87,128
Adjustments included in loss from unconsolidated joint venture	4,216	3,079	17,213	3,079
EBITDA	$82,931	$81,840	$327,595	$344,759
Real estate acquisition costs	—	—	—	3,675
Settlement of interest rate swaps	—	—	—	1,102
Loss on early extinguishment of debt	—	—	18,997	3,149
Gain on sale of real estate assets	(22,242)	(3,678)	(72,325)	(23,860)
Adjusted EBITDA	$60,689	$78,162	$274,267	$328,825
General and administrative	8,158	7,762	33,876	29,683
Interest rate swap valuation adjustment	—	—	—	(2,634)
Interest expense associated with interest rate swaps	—	—	—	2,642
Straight-line rental income	(6,152)	(5,023)	(19,984)	(17,739)
Net effect of above/(below) market amortization	(611)	(1,774)	(4,244)	(9,127)
Adjustments included in loss from unconsolidated joint venture	(952)	(94)	(2,433)	(94)
Net operating income (based on cash rents) - consolidated	$61,132	$79,033	$281,482	$331,556
Same Store NOI (based on cash rents) - 51% of Market Square Buildings(1)	(1,144)	(2,685)	(7,219)	(12,640)
Net Operating Income from:
Acquisitions(2)	(9,438)	(9,116)	(39,581)	(23,711)
Dispositions(3)	(1,435)	(13,100)	(20,796)	(80,844)
Same store NOI (based on cash rents) - wholly-owned properties(4)	$49,115	$54,132	$213,886	$214,361

(1)
Reflects NOI for 51% of the Market Square Buildings for all periods presented. On October 28, 2015, we transferred the Market Square Buildings and the $325.0 million mortgage note to a joint venture, and sold a 49% interest in the joint venture. Beginning on October 28, 2015, upon entering the joint venture, our interest in NOI from the Market Square Buildings is included in loss from unconsolidated joint venture on our income statement.

(2)	Reflects activity for the following properties acquired since January 1, 2015: 229 West 43rd Street, 116 Huntington Avenue, and 315 Park Avenue South.

(3)
Reflects activity for the following properties sold since January 1, 2015: SanTan Corporate Center, Sterling Commerce, 80 Park Plaza, 9127, 9189, 9191 & 9193 South Jamaica Street, 800 North Frederick,100 East Pratt, 1881 Campus Commons, 49% of the Market Square Buildings, 170 Park Avenue, 180 Park Avenue, 1580 West Nursery Road, Acxiom, Highland Landmark III, The Corridors III, 215 Diehl Road, 544 Lakeview, Bannockburn Lake III, 550 King Street, and Robbins Road.

(4)	Reflects NOI from properties that were wholly-owned for the entirety of the periods presented.